UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2019

PRESIDIO PROPERTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-53673	33-0841255
__________	__________	__________
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4995 Murphy Canyon Road, Suite 300

San Diego, California 92123

(Address of Principal Executive Offices, Including Zip Code)

____________________

(760) 471-8536

(Registrant’s Telephone Number, Including Area Code)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each classTradingSymbol(s)Name of each exchange on which registeredNoneN/AN/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 23, 2019, Presidio Property Trust, Inc. (“Company”) held its annual meeting of stockholders to take action on Proposal 1 to elect directors, Proposal 2 to ratify the appointment of the Company’s independent registered public accounting firm, Proposal 3 to provide for a non-binding, advisory vote to approve the compensation of named executive officers (“Say on Pay”), and Proposal 4 to provide for a non-binding, advisory vote on the frequency of Say on Pay.  Due to lack of quorum, no action was taken with respect to any of these proposals, and the meeting was adjourned.  The meeting has been rescheduled and will be held on July 24, 2019 at 8:30 a.m. (PDT) to allow additional time for proxy solicitation.

Item 8.01	Other Events.

Payment of Cash Dividend on Series A Common Stock Rescheduled

Payment of the previously announced cash dividend of $0.06 per share of Series A Common Stock to stockholders of record on April 1, 2019 has been rescheduled.  The Company expects such dividend to be paid on or about August 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2019	PRESIDIO PROPERTY TRUST, INC.
By:/s/ Ann T. Nguyen
Ann T. Nguyen
Secretary & General Counsel